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SCHEDULE 14A INFORMATION

(Rule 12a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
YOUNG BROADCASTING INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUNG BROADCASTING INC.

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2003

To the Stockholders of Young Broadcasting Inc.:

        The 2003 Annual Meeting of Stockholders of Young Broadcasting Inc. (the "Company") will be held at the offices of WBAY-TV, 115 S. Jefferson Street, Green Bay, Wisconsin 54301, at 9:00 a.m., local time, on Tuesday, May 6, 2003, for the following purposes:

  1.
  To elect nine directors of the Company to serve for a term of one year.

  2.
  To approve the Young Broadcasting Inc. Annual Incentive Plan.

  3.
  To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on April 2, 2003 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                      By Order of the Board of Directors,

                      JAMES A. MORGAN
                       Secretary

New York, New York
April 4, 2003

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by our board of directors, and promptly return it in the pre-addressed envelope provided for that purpose. No postage is required if mailed within the United States. Any stockholder may revoke his or her proxy at any time before the meeting by giving written notice to such effect, by submitting a subsequently dated proxy, or by attending the meeting and voting in person.

YOUNG BROADCASTING INC.

PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
May 6, 2003

INTRODUCTION

        This proxy statement and the accompanying proxy card are being furnished to the holders of Class A and Class B Common Stock of Young Broadcasting Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use in voting at the 2003 Annual Meeting of Stockholders to be held at the offices of WBAY-TV, 115 S. Jefferson Street, Green Bay, Wisconsin 54301, at 9:00 a.m., local time, on Tuesday, May 6, 2003, or all adjournments or postponements thereof. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any stockholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting. If you hold your shares in street name and want to vote in person at the meeting, you must obtain a proxy from your broker and bring it to the meeting.

        Holders of record of shares of the Company's Class A Common Stock and Class B Common Stock at the close of business on April 2, 2003 are entitled to vote at the meeting. As of such record date, there were 17,549,217 shares of Class A Common Stock and 2,192,986 shares of Class B Common Stock outstanding.

        The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the meeting. Holders of shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote of the stockholders. Each share of Class A Common Stock will be entitled to one vote and each share of Class B Common Stock will be entitled to ten votes.

        The election of directors requires the affirmative vote of the holders of a plurality of the voting power of the shares of the Company's Class A Common Stock and Class B Common Stock, voting together as one class, that are present in person or by proxy at the meeting. The approval of each other matter will require the affirmative vote of the holders of a majority of the voting power of the shares of Class A Common Stock and Class B Common Stock, voting together as one class, that are present in person or by proxy at the meeting. On all matters to come before the meeting, abstentions and broker non-votes will be considered for purposes of determining whether a quorum is present at the meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, and will have the same effect as a vote against each of the proposals. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have no effect on the outcome of any of the proposals.

        Adam Young and Vincent Young together beneficially possess approximately 50.3% of the aggregate votes that may be cast at the meeting. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, the affirmative vote of Adam Young and Vincent Young alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the meeting. Adam Young and Vincent Young have advised the Company that they will vote all of their shares in favor of the proposals set forth in the notice attached to this proxy statement.

        The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

        The principal executive offices of the Company are at 599 Lexington Avenue, New York, New York 10022. This proxy statement and the form of proxy are being mailed to stockholders on or about April 7, 2003.

ELECTION OF DIRECTORS

        Nine directors will be elected at the 2003 annual meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and shall qualify. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary. Each nominee is currently a director of the Company.

Name of Nominee	Age	Director Since	Principal occupation and business experience during the past five years
Bernard F. Curry	84	1994	Member of the Compensation and Stock Option Committees of the Company. Mr. Curry is currently a private investor. Mr. Curry served from 1982 as a director, and from December 1992 as the Chairman of the Audit Committee, of Morgan Trust Company of Florida, N.A. until it was merged into J.P. Morgan Florida FSB (now J.P. Morgan, FSB) in January 1994. He then served the surviving bank, which is an indirect wholly-owned subsidiary of J.P. Morgan & Co. Incorporated, in the same capacities until October 2001.
Alfred J. Hickey, Jr.	66	1994
			Chairman of the Compensation and Stock Option Committees of the Company. Mr. Hickey is currently a private investor. Mr. Hickey was Vice-President—Institutional Sales of Legg Mason, a brokerage firm, from May 1990 to May 1991. Mr. Hickey was a private investor from May 1991 to June 1993, when he became the Vice President—International Sales of Southeast Research Partners, a brokerage firm, in which capacity he served until October 1994.
Ronald J. Kwasnick	56	1994	President of the Company since its inception, and President of each of the Company's corporate subsidiaries other than Adam Young Inc., for which he serves as Executive Vice President.

David C. Lee	37	1998
			Member of the Audit, Compensation and Stock Option Committees of the Company. Mr. Lee is currently a private investor and a consultant to the communications and technology industries. Mr. Lee was the Managing Partner of Saturn Venture Partners LLC, a private investment firm, from April 2001 to November 2002. Prior thereto, he was a managing director of Sandler Capital Management, a private investment and money management firm specializing in media, communications and technology, from January 1999 to April 2001. Prior thereto, he was a Managing Director of Lazard Freres & Co. LLC, a leading investment banking firm where he served in various capacities from March 1988 to October 1994 and from April 1996 to December 1998. From November 1994 to March 1996, Mr. Lee was a Managing Director of Toronto Dominion Bank, U.S.A. Division, where he headed the mergers and acquisitions group.
Leif Lomo	73	1994
			Chairman of the Audit Committee of the Company. Mr. Lomo is currently a private investor. From 1987 to 1994, Mr. Lomo served as Chairman of A.B. Chance Industries, Inc., a manufacturer of electricity-related equipment. Prior to its acquisition by Hubbell Incorporated in April 1994, Mr. Lomo also acted as President and Chief Executive Officer of A.B. Chance. From January 1995 to June 1996, Mr. Lomo served as the President of Marley Pump, a division of United Dominion Company, which is principally engaged in the manufacture and marketing of submersible pumps for small water well applications and the distribution of gasoline.
Richard C. Lowe	51	2001	Member of the Audit Committee of the Company. Mr. Lowe has been a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel, since 1982.

James A. Morgan	54	1998
			Executive Vice President and Chief Financial Officer of the Company since March 1993, Secretary of the Company since November 1994 and Executive Vice President and Secretary of each of the Company's corporate subsidiaries. From 1984 until joining the Company, he was a director and Senior Investment Officer at J.P. Morgan Capital Corporation involved in investing the firm's own capital in various leveraged and early growth stage companies.
Adam Young	89	1986
			Treasurer of the Company since its inception, and director and Treasurer of each of the Company's corporate subsidiaries. Mr. Young is also President and Treasurer of Adam Young Inc., which he founded in 1944.
Vincent J. Young	55	1986
			Chairman of the Company since its inception in 1986 and director and Chairman of each of the Company's corporate subsidiaries. Mr. Young has served from 1980 and continues to serve as Chairman of Adam Young Inc., a national television representation firm, which merged with and into one of our subsidiaries in March 1998. Vincent Young is the son of Adam Young.

        The Board of Directors of the Company has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors has no nominating committee; nominees for election as directors of the Company are selected by the Board of Directors. During 2002, there were eight meetings of the Board of Directors, four meetings of the Audit Committee, seven meetings of the Compensation Committee and one meeting of the Stock Option Committee. Each director attended more than 75% of the aggregate number of meetings of the Board of Directors and each director attended all of the meetings of each Committee of which he was a member.

        The Audit Committee currently consists of three directors, all of whom are independent directors as defined under Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. ("Rule 4200"). The current members of the Audit Committee are Leif Lomo (Chair), David C. Lee and Richard C. Lowe. Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the caption "Report of the Audit Committee" below.

        The Compensation Committee currently consists of three directors, all of whom are independent directors as defined under Rule 4200. The current members of the Compensation Committee are Alfred J. Hickey (Chair), Bernard F. Curry and David C. Lee. The Compensation Committee has authority to review and make recommendations to the Board of Directors with respect to the compensation of executive officers of the Company. See "Report of the Compensation Committee" below.

        The Stock Option Committee currently consists of three directors, all of whom are independent directors as defined under Rule 4200. The current members of the Compensation Committee are Alfred J. Hickey (Chair), Bernard F. Curry and David C. Lee. The Stock Option Committee administers the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan (the "Option Plan") and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options and stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, whether an option is exercisable for Class A Common Stock or Class B Common Stock, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made to the success of the Company. The Stock Option Committee also has authority to interpret the Option Plan and, subject to certain limitations, to amend provisions of the plan as it deems advisable.

        The independent members of the Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, which is usually five times each year, and, if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.

        The Board of Directors recommends a vote FOR the election of the nominees to serve as directors.

REPORT OF THE AUDIT COMMITTEE

        The following report and the information contained therein shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report and/or the information contained therein by reference, and shall not otherwise be deemed filed under such Acts.

        The functions of the Audit Committee are focused on three areas:

  •
  the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.
  •
  the independence and performance of the Company's independent auditors.
  •
  the Company's compliance with legal and regulatory requirements.

        Each of the members of the Audit Committee is an "independent director" as defined under Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Audit Committee has adopted a written charter which has been approved by the Board of Directors. A copy of the Audit Committee charter, as amended as of the date hereof, is attached hereto as Annex A.

        The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. The Audit Committee regularly (including during the course of each meeting of the Audit Committee) meets privately with both the independent auditors and the Company's financial personnel, each of whom has unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company's financing plans and reports recommendations to the full Board for approval and to authorize action.

        The management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

        This year, the Audit Committee reviewed the Company's audited financial statements and met with both management and Ernst & Young LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with Ernst & Young LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission, and that Ernst & Young LLP be appointed as the independent auditor of the Company for its 2003 fiscal year.

Audit Committee of the Board of Directors
Leif Lomo, Chairman David C. Lee Richard C. Lowe

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 17, 2003 regarding the beneficial ownership of the Company's Common Stock by (i) each executive officer and director of the Company, (ii) each stockholder known by the Company to beneficially own 5% or more of such Common Stock and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each beneficial holder of our Common Stock listed below is the same as the Company.

							Percent of Vote as a Single Class(2)
	Class A Common Stock			Class B Common Stock
Beneficial Owner
	Number(1)		Percent(2)	Number(1)		Percent(2)
Vincent J. Young	3,984	(3)(4)	*	1,728,026	(5)(6)	55.4	35.5
Adam Young	2,000		*	781,762	(6)(7)	35.1	19.6
Ronald J. Kwasnick	—	(4)	*	276,645	(8)	11.6	6.7
James A. Morgan	500	(4)(9)	*	349,695	(10)(11)	14.0	8.2
Deborah A. McDermott	800	(4)	*	132,555	(12)	5.7	3.3
Mario J. Gabelli and Marc Gabelli (13) c/o Gabelli Asset Management Inc. One Corporate Center Rye, NY 10580	3,819,942		21.7	—		—	9.7
NewSouth Capital Management, Inc. (14) 1000 Ridgeway Loop Road Memphis, TN 38120	2,533,847		14.4	—		—	6.4
Westport Asset Management, Inc. (15) 253 Riverside Avenue Westport, CT 06880	1,145,300		6.5	—		—	2.9
Capital Group International, Inc. (16) 11100 Santa Monica Blvd. Los Angeles, CA 90025	884,340		5.0	—		—	2.2
Bernard F. Curry (17)	22,700		*	—		—	*
Alfred J. Hickey, Jr. (18)	25,525		*	—		—	*
Leif Lomo (19)	30,350		*	—		—	*
David C. Lee (20)	22,246		*	—		—	*
Richard C. Lowe (21)	16,750		*	—		—	*
All directors and executive officers as a group (10 persons)	124,855		*	3,268,683		84.7	58.3

*
Less than 1%.
(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned by each person as of March 17, 2003 includes shares of Common Stock that such person had the right to acquire on or within 60 days after March 17, 2003, including, but not limited to, upon the exercise of options.
(2)
Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share except for votes relating to certain significant transactions. Holders of both classes of Common Stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A Common Stock is based on 17,546,717 shares of Class A Common Stock outstanding and percentage of beneficial ownership of Class B Common Stock is based on 2,195,486 shares of Class B Common Stock outstanding.

(3)
Includes 2,812 shares held by his wife.
(4)
Does not include shares held through the 401(k) Plan. The 401(k) Plan offers matching contributions on a quarterly basis in the form of Class A Common Stock.
(5)
Includes 54,400 shares held pursuant to an agreement dated as of July 1, 1991 which established a voting trust for the benefit of family members of management, for which Vincent Young and Richard Young act as trustees. During the term of the voting trust, which expires July 1, 2011, the trustees have the sole right to vote the shares subject to the trust. If the trustees cannot agree as to how the shares shall be voted, each trustee will vote 50% of the shares. Also includes 921,250 shares issuable upon the exercise of options granted pursuant to the Option Plan. Also includes 10,050 shares held pursuant to an agreement dated as of October 1, 1996 which established a voting trust for the benefit of family members of management, for which Vincent Young acts as trustee. During the term of the voting trust, which expires October 1, 2006, the trustee has the right to vote the shares subject to the trust.
(6)
The table does not include 430,000 shares held by Spray-V Limited Partnership for which Vincent Young, his siblings Richard and Sharon Young, and his mother Margaret Young, serve as directors and may be deemed to beneficially own such shares pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934.
(7)
Includes 141,438 shares held by his wife. Also includes 30,000 shares issuable upon the exercise of options granted pursuant to the Option Plan.
(8)
Includes 188,250 shares issuable upon the exercise of options granted pursuant to the Option Plan.
(9)
Includes 300 shares held by a family trust.
(10)
Includes 5,418 shares held for the benefit of his minor children.
(11)
Includes 296,025 shares issuable upon the exercise of options granted pursuant to the Option Plan.
(12)
Includes 118,000 shares issuable upon the exercise of options granted pursuant to the Option Plan.
(13)
Represents shares beneficially owned by Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Advisers, Inc., Gabelli Asset Management, Inc., MJG Associates, Inc. and Gabelli Securities, Inc., the shares of each of which Mario Gabelli is deemed to have beneficial ownership, as reported in a Schedule 13D filed with the SEC in February 2003. Mario Gabelli indicated in the Schedule 13D that he has no voting or dispositive power with regard to the shares.
(14)
Represents shares beneficially owned by NewSouth Capital Management, Inc. on behalf of its clients, as reported in a Schedule 13G/A filed in February 2003.
(15)
Represents shares beneficially owned by Westport Asset Management, Inc., on behalf of its clients, as reported in a Schedule 13G filed in February 2003. Includes 7,200 shares owned by the employees of Westport Asset Management, Inc. and Westport Advisers LLC, as held in their personal security accounts.
(16)
Represents shares beneficially owned by Capital Group International, Inc., on behalf of a group of investment management companies that hold investment power and, in some cases, voting power over the securities. The investment management companies, which include a "bank" as defined in Section 3(a)(6) of the Securities and Exchange Act of 1934, as amended, (the "Act") and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital Group International, Inc., does not have investment power or voting power over the securities reported herein. However, by virtue of Rule 13d-3 under the Act, Capital Group International, Inc., may be deemed to "beneficially own" the securities, as reported in a Schedule 13G/A filed in February 2003.
(17)
Includes 21,700 shares issuable upon the exercise of stock options, 20,700 of which were granted under the Option Plan.
(18)
Represents 25,525 shares issuable upon the exercise of stock options, 24,525 of which were granted under the Option Plan.
(19)
Includes 29,350 shares issuable upon the exercise of stock options, 28,350 of which were granted under the Option Plan.
(20)
Includes 21,246 shares issuable upon exercise of options granted under the Option Plan.
(21)
Represents 16,750 shares issuable upon exercise of options granted under the Option Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2002 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock To Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Common Stock Reflected in First Numerical Column)
Equity compensation plans approved by security holders:
Amended and Restated 1995 Stock Option Plan	4,044,431	(1)	$21.94	505,569
2001 Employee Stock Purchase Plan	(2)		(2)	(2)
Equity compensation plans not approved by security holders:
Option Agreement (3)	115,000		$22.06	0
Option Agreements (4)	3,000		$22.80	0

Total:	4,162,431		$21.94	505,569

(1)
Represents 122,467 shares of Class A common stock and 3,921,964 shares of Class B common stock.
(2)
Under the terms of the 2001 Employee Stock Purchase Plan (the "ESPP"), employees who participate in the ESPP are eligible to purchase shares of Class A common stock. As of December 31, 2002, 8,617 shares of Class A common stock had been purchased under the ESPP, at an average cost of $16.00 per share. In January 2003, 7,527 shares of Class A common stock were purchased under the ESPP, at an average cost of $12.51 per share. 33,856 shares of Class A common stock are available under the ESPP for future purchase.
(3)
On June 23, 2000, the Company entered into a stock option agreement with a manager at one of the Company's subsidiaries. Pursuant to this agreement, options to purchase 140,000 shares of Class B common stock were granted to the manager. Such options were not granted under the Amended and Restated 1995 Stock Option Plan. 40,000 of the options are immediately exercisable, 50,000 of the options will become exercisable on December 31, 2004 if the manager remains employed by the subsidiary as of such date, and 25,000 of the options will become exercisable only if certain performance targets are achieved for the Company's 2003 and 2004 fiscal years; if such targets are not achieved, these options will be forfeited. The remaining 25,000 of the options have been forfeited. The exercise price per share of all of these options is $22.06. All of these options expire on June 23, 2010.
(4)
In 1994, the Company entered into stock option agreements with three of its independent directors. Pursuant to these agreements, each such director was granted options to purchase 1,000 shares of Class A common stock. Such options were not granted under the Amended and Restated 1995 Stock Option Plan. All of these options are immediately exercisable. The exercise price per share of all of these options is $22.80. All of these options expire on June 30, 2009.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

        The following "Report of the Compensation Committee" and "Performance Graph" and the information contained therein shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The Company's Compensation Committee (the "Committee"), which is composed of three independent directors (Alfred J. Hickey, Bernard F. Curry and David C. Lee), is responsible for reporting to the Board concerning the compensation policies followed by the Committee in recommending to the Board compensation for executive officers.

        Since 1997, the Committee has utilized a program designed to attract, motivate and retain highly skilled and effective executives who can achieve long-term success in an increasingly competitive business environment and whose services the Company needs to maximize its return to stockholders. This program is premised on the belief that an executive's compensation should reflect his individual performance and the overall performance of the Company, with an appropriate balance maintained among the weightings of these potentially disparate performance levels. The program requires flexibility in order to ensure that the Company can continue to attract and retain executives with unique and special skills critical to the Company's success. Flexibility is also necessary to permit adjustments in compensation in light of changes in business and economic conditions. The compensation of each executive officer is reviewed annually by the Committee.

        The program utilized by the Committee in 2002 was based on the recommendations made in 1997 by executive compensation consultants. The consultants made a review and assessment of the Company's executive pay program to determine whether it was market competitive, internally equitable and provided the appropriate balance between fixed and performance-variable pay to ensure that the program appropriately reflects the risks and challenges facing the Company's executive team. The consultants reviewed with the Committee survey data regarding compensation practices and payments by comparable organizations and the relationships between measures of company size and performance and corresponding executive pay levels. The comparison group selected by the consultants was comprised of broadcasting industry peer companies. Such comparative companies are not necessarily the same companies included in the indices used in the performance graph that follows, as the Company's competitors for executive talent are not limited to such companies. Based on the consultants' recommendations, the Committee determined to set executive compensation levels at or above competitive median market levels to provide compensation opportunities comparable to those paid by broadcast media companies that compete for executives with comparable talents. Specifically, based on the recommendations of the consultants, cash compensation opportunities (salary plus annual bonus) were targeted at the 75th percentile of competitive market levels, as warranted by annual performance.

        The consultants recommended that the Committee manage executive compensation within the framework of a total annual compensation structure to allow for flexibility in the mix of pay elements and competitive levels while fixing target pay at desired levels. Target total compensation levels, including target annual and long-term incentive opportunities, were developed for each executive position using a pay mix recommended by the consultants. To create a more balanced overall pay structure, a pay mix was developed for each executive, with the executive's year-end cash bonus and long-term incentive compensation tied to a fixed percentage of base salary. The consultants recommended target compensation levels based on the Company's compensation philosophy and competitive pay positioning versus the broadcast media peer group. For 2002, consistent with the practice of prior years and in accordance with their employment agreements, the Board, based upon the Committee's recommendations, established base salary levels for Vincent Young and the other executive officers that were 5% higher than the base salaries paid to such individuals in 2001.

        The consultants also recommended that the Committee establish an annual incentive cash compensation plan for executive officers that created the potential for significant incentive bonuses if the Company achieved certain cash flow levels. The television broadcasting industry generally recognizes operating cash flow or "OCF" (operating income before income taxes and interest expenses, plus depreciation and amortization and non-cash compensation, less payments for program license liabilities) as a means of valuing companies. Accordingly, the Committee believed it to be in the best interests of the stockholders to establish an incentive for executive officers to achieve the highest possible OCF. Under the incentive cash compensation plan, if the Company met or exceeded its OCF targets for the subject year, a bonus pool was to be created based upon a predetermined rising scale percentage of the excess OCF. The allocation of the bonus pool among the executive officers was to be determined at the discretion of the Board.

        For 2002, the Committee established net revenue and OCF targets and other objectives to be utilized in the determination of the bonus awards to be paid to executive officers in respect of 2002. Included among the objectives that the Committee established for 2002 were (i) managing the transition of KRON to an independent station, (ii) the continuing evaluation and pursuit of attractive acquisition and divestiture opportunities, (iii) achieving the financial goals set forth in the 2002 budget approved by the Board, (iv) increasing financial community and investor awareness concerning the Company's securities and (v) developing new areas of business. In order to provide a meaningful incentive to the executives, the Committee determined, based on the recommendations made in 1997 by the consultants, to set the bonus opportunities at levels that would bring total cash compensation opportunities to competitive 75th percentile rates of pay. Taking into account data regarding current competitive market levels of senior executive compensation provided by an outside compensation consultant, targeted 2002 bonuses for each of the executives were set in line with this objective.

        For 2002, the Committee recommended and the independent members of the Board approved the year-end cash bonuses to the Company's executive officers as indicated in the Summary Compensation Table. The amount reflected in the Summary Compensation Table for each executive is comprised of substantially all of the targeted bonus amounts based on the achievement by the Company of the targeted net revenue and OCF amounts. In arriving at these recommendations and approvals, the Committee and the Board recognized that 2002 was an extraordinarily difficult year for the television broadcast industry generally. The Committee and the Board also evaluated the performance of the executives, noting in particular that the Company's executives (i) successfully negotiated and completed the sale of KCAL, leading to the repayment of a significant amount of the Company's debt and the dramatic strengthening of the Company's balance sheet, (ii) managed the successful transition of KRON to an independent station, (iii) increased broadcast cash flow at the Company's affiliate stations despite the continued sluggish growth of the economy, and (iv) continued a successful cost-reduction program. The Committee and the Board also considered that the Company's bonus plan (i) serves as a device to encourage the continued retention of the executives, whose services to the Company are an important asset of the Company, (ii) rewards the executives for exemplary performance during a period of challenging business and economic conditions and (iii) accordingly incentivizes the executives to continue to perform at a high level. In addition, the Committee and the Board consulted with an outside compensation consultant and considered such other information and advice that they deemed appropriate. Based on the foregoing, the Committee and the Board determined that the payment of the bonuses as set forth in the Summary Compensation Table was in the best interests of the Company and its stockholders.

        In addition, during 2002 stock options under the Company's Amended and Restated 1995 Stock Option Plan were granted as long-term incentive compensation to the Company's executive officers, with each executive officer receiving options having a value based upon a percentage of base salary, as discussed above. The value placed upon the options was determined in accordance with a Black-Scholes American option valuation formula.

        As one of the Company's largest stockholders, Vincent Young's financial well-being is directly tied to the overall performance of the Company as reflected in the price per share of common stock. For his services as the Company's chief executive officer, Vincent Young's compensation is and will continue to be determined in accordance with the compensation policies outlined herein. Based on the recommendation of the consultants, the Company has entered into employment agreements with Vincent Young, Ronald Kwasnick, James Morgan and Deborah McDermott the terms of which are described under "Employment Agreements."

        The Committee's annual performance evaluation of each executive officer is subjective, will rely heavily on the performance evaluation presented to the Committee by the Company's Chairman, and will not typically be based upon an exact formula for determining the relative importance of each of the factors considered, nor will there be a precise measure of how each of the individual factors relates to the Committee's recommendation with respect to each executive officer's ultimate annual compensation.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if (i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors, (ii) the material terms of the compensation, including the performance goals, are disclosed to the stockholders and approved by a majority vote of the stockholders prior to payment of such compensation and (iii) the compensation committee certifies that the performance goals and any other material terms under which the compensation is to be paid were in fact satisfied. During 2002, the Committee considered the compensation arrangements of the Company's executive officers in light of the requirements of Section 162(m).

        While the Committee will continue to give due consideration to the deductibility of compensation payments on future compensation arrangements with the Company's executive officers, the Committee will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of the Company and its stockholders, and deductibility will be only one among a number of factors used by the Committee in making its compensation decisions. Accordingly, the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m).

        During the second half of 2002, the Committee, together with an independent executive compensation consultant, conducted a review of the compensation policies and programs currently utilized by the Committee in recommending to the Board compensation for executive officers. The objective of this review was to evaluate the current policies and, depending on the results of such evaluation, modify the existing policies or develop new policies. This review culminated in November 2002 with the adoption by the Committee and the Board of the new Annual Incentive Program, the form of which is attached hereto as Annex B. Such Annual Incentive Program is being submitted for stockholder approval at the Company's 2003 Annual Meeting. See "Proposal to Approve the Young Broadcasting Inc. Annual Incentive Program."

Compensation Committee of the Board of Directors
Alfred J. Hickey, Jr., Chairman Bernard F. Curry David C. Lee

Performance Graph

        The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Class A Common Stock with the cumulative total return of the Nasdaq Stock Market Index and the cumulative total return of the Nasdaq Telecommunications Stock Market Index (an index containing performance data of radio, telephone, telegraph, television and cable television companies) from December 31, 1997 through December 31, 2002. The performance graph assumes that an investment of $100 was made in the Class A Common Stock and in each Index on December 31, 1997, and that all dividends, if any, were reinvested.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Young Broadcasting Inc.	$100	$108	$131	$86	$46	$34
Nasdaq Stock Market Index	100	140	260	158	124	85
Nasdaq Telecommunications Stock Market Index	100	163	331	151	77	35

        The Company believes that the foregoing information has only limited relevance to an understanding of the Company's compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing its compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

Summary Compensation Table

        The following table summarizes the compensation paid in 2002, 2001 and 2000 to the Company's Chief Executive Officer and the four other most highly compensated executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Principal Position Name and	Year	Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)(2)	All Other Compensation ($)
Vincent J. Young	2002	1,098,374	1,006,237	*	260,000	7,854	(3)
Chairman (CEO)	2001	998,450	748,838	*	256,358	31,839
	2000	950,906	1,865,915	211,292	131,496	37,633
Adam Young	2002	322,110	154,582	*	12,000	—
Treasurer	2001	306,771	115,039	*	7,104	—
	2000	292,163	140,552	*	4,849	—
Ronald J. Kwasnick	2002	577,500	388,003	*	75,000	3,578	(3)
President	2001	550,000	288,750	*	71,918	16,789
	2000	488,132	670,460	44,591	28,146	19,808
James A. Morgan	2002	525,000	352,730	*	66,000	6,385	(3)
Executive	2001	500,000	262,500	*	62,918	20,279
Vice President	2000	408,890	561,390	41,968	23,646	21,481
Deborah A. McDermott	2002	525,000	352,730	*	40,000	6,037	(3)
Executive Vice	2001	500,000	262,500	*	36,918	18,127
President-Operations	2000	348,666	478,828	23,071	10,646	16,872

(1)
No executive officer received other annual compensation during 2002 required to be shown in this column. Amounts shown in this column reflect the forgiveness of loans which were made to employees in 1994 and 1995 for the purpose of satisfying their federal income tax withholding requirements related to non-cash compensation paid in the form of shares of Common Stock. An asterisk (*) indicates that the total amount of perquisites or personal benefits paid to an executive officer during the referenced year was less than $50,000.

(2)
All options are exercisable for shares of Class B Common Stock.

(3)
All Other Compensation for Mr. Vincent Young, Mr. Kwasnick, Mr. Morgan and Ms. McDermott during 2002 includes (i) $5,500, $2,400, $5,500 and $5,500, respectively, of employer contributions to the Company's 401(k) Plan on behalf of such individuals (such contributions were made in the form of shares of Class A Common Stock valued at fair market value on the date of contribution) and (ii) $2,354, $1,178, $885 and $537, respectively, of imputed compensation amounts attributable to split-dollar life insurance arrangements.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning individual grants of stock options made during 2002 to the named executive officers in the Summary Compensation Table.

Option Grants In Last Fiscal Year

	Individual Grants
					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(1)
		Percent of Total Options Granted to Employees in Fiscal Year
			Exercise Price ($/share) (2)	Expiration Date
Names					5%($)	10%($)
Vincent J. Young	260,000	32.57%	10.05	10/30/2012	1,643,302	4,164,449
Adam Young	12,000	1.5	10.05	10/30/2012	75,845	192,205
Ronald J. Kwasnick	75,000	9.40	10.05	10/30/2012	474,029	1,201,283
James A. Morgan	66,000	8.27	10.05	10/30/2012	417,146	1,057,129
Deborah A. McDermott	40,000	5.01	10.05	10/30/2012	252,816	640,684

(1)
All options are exercisable for shares of Class B Common Stock. Options may be exercised immediately with respect to 10% of the total option shares indicated for each of the named executive officers. The following fixed percentages of such option shares will become exercisable on October 30, 2003 and on each of the three anniversaries of such date, in cumulative fashion: 15%, 20%, 25% and 30%, respectively.

(2)
The exercise price was established at the market price on the date of grant, October 30, 2002.

(3)
The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Class A Common Stock increasing to $16.37 and $26.07 respectively.

Fiscal Year-End Option Values

        The following table sets forth information at fiscal year-end 2002 concerning stock options held by the named executive officers in the Summary Compensation Table. No options held by such individuals were exercised during 2002.

Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options At Fiscal Year-End(1)		Value of Unexercised In-the-Money Options At Fiscal Year-End ($)(2)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent Young	834,250	701,000	81,120	730,080
Adam Young	24,600	35,400	3,744	33,696
Ronald J. Kwasnick	163,875	200,625	23,400	210,600
James A. Morgan	274,575	176,550	20,592	185,328
Deborah A. McDermott	105,000	107,000	12,480	112,320

(1)
All options are exercisable for shares of Class B Common Stock.

(2)
Based upon the market price of $13.17 per share, which was the closing selling price per share of the Class A Common Stock on the Nasdaq National Market on December 31, 2002, less the option exercise price payable per share.

Directors' Compensation

        Those directors who are not also employees of the Company receive an annual retainer as fixed by the Board, which may be in the form of cash or stock options, or a combination of both. For the twelve months beginning November 1, 2001, the five non-employee directors received an annual retainer of $38,000 in the form of options to purchase 6,400 shares of Class A Common Stock. For the twelve months beginning on November 1, 2002, three of the non-employee directors received an annual retainer of $38,000 in the form of options to purchase 7,650 shares of Class A Common Stock, one non-employee director elected to receive half of the annual retainer of $38,000 in the form of options to purchase 3,825 shares of Class A Common Stock and the other half in cash ($19,000), and one non-employee director elected to receive all of his retainer of $38,000 in cash. Non-employee directors receive reimbursement of out-of-pocket expenses incurred for each Board or committee meeting attended. Non-employee directors also receive, upon becoming a director, a five-year option to purchase up to 1,000 shares of Class A Common Stock at an exercise price equal to 120% of the quoted price on the date of grant. No other directors are compensated for services as a director.

Employment Agreements

        The Company has employment agreements with Vincent Young (Chairman), Ronald Kwasnick (President), James Morgan (Executive Vice President and Chief Financial Officer) and Deborah McDermott (Executive Vice President-Operations). Each agreement is for a term ending on March 31, 2004, with automatic three-year renewal terms commencing upon the expiration of such term. The agreements each provide for an initial annual salary for each employee, with automatic annual increases of 5% (subject to additional increases at the discretion of the Board) and for participation in the bonus and incentive plans of the Company and for other employee benefits as are generally available to other senior management employees of the Company.

        Each agreement provides that either the Company or the employee may terminate the agreement on notice given before the expiration of the initial term or any renewal term, and upon such termination the Company shall pay the employee all amounts due for the current term plus a payment of one month of the employee's base salary for each year of service with the Company. Upon a change of control of the Company: (i) if the Company ceases to use the employee's services, he shall be paid for the remainder of the term of his current employment agreement plus a bonus equal to the greater of the amount he would have earned under the Company's bonus plan for the year in which the change of control occurs or the amount earned under the Company's bonus plan during the year preceding the change of control; or (ii) in the event the employee continues to perform services, the Company shall pay his base salary plus an annual bonus equal to the greater of the bonus he would have earned under the Company's bonus plan for the year or the bonus earned under any new incentive plan adopted by the Company; or (iii) if the Company exercises its right to terminate the agreement at the end of the then current term, the employee shall receive severance benefits equal to one month of the employee's then current annual base salary for each year of service. Upon a change of control, the employee shall become immediately entitled to exercise any outstanding options under the Young Broadcasting Inc. Amended and Restated 1995 Stock Option Plan. Each agreement subjects the employee to a non-competition covenant in favor of the Company.

401(k) Plan

        The Company maintains a retirement plan (the "401(k) Plan") established in conformity with Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), covering all of the eligible employees of the Company. Pursuant to the 401(k) Plan, employees may elect to defer up to 15% of their current pre-tax compensation and have the amount of such deferral contributed to the 401(k) Plan. The maximum elective deferral contribution was $11,000 in 2002, subject to adjustment for cost-of-living in subsequent years. Certain highly compensated employees may be subject to a lesser limit on their maximum elective deferral contribution. The 401(k) Plan permits, but does not require, matching contributions and non-matching (profit sharing) contributions to be made by the Company up to a maximum dollar amount or maximum percentage of participant contributions, as determined annually by the Company. Effective January 1, 1997, the 401(k) Plan was amended to offer a match to employee contributions equal to .5% for each 1% of compensation an employee contributes, up to a maximum 3% Company contribution. Such contributions will be made in the form of Class A Common Stock to be contributed by the Company to the 401(k) after each calendar quarter with respect to such quarter based upon the closing price as of the last day of such quarter. The Company contributed an aggregate of 77,609 shares of Class A Common Stock to the 401(k) Plan in 2002 in respect of matching grants. The 401(k) applies a seven-year vesting schedule to all shares contributed based upon the number of years employed by the Company. The 401(k) Plan is qualified under Section 401 of the Code so that contributions by employees and employer, if any, to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made.

Compensation Committee Interlocks and Insider Participation

        Currently, the members of the compensation committee are Alfred J. Hickey, Bernard F. Curry and David C. Lee. Except for Vincent J. Young, Adam Young, Ronald J. Kwasnick and James A. Morgan, no director of the Company is a current or former officer or employee of the Company or any of its subsidiaries. In addition, no employee director or other executive officer of the Company serves as a director of a company where a non-employee director of the Company is an executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Richard C. Lowe, one of our directors, is a partner of the law firm of King & Ballow, which serves as the Company's outside labor counsel.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely upon a review of the copies of such reports filed with the Company, the Company believes that during 2002 such reporting persons complied with the filing requirements of said Section 16(a), except that Vincent J. Young, Adam Young, Ronald J. Kwasnick, James A. Morgan, Deborah A. McDermott, Alfred J. Hickey, Jr., David C. Lee, Leif Lomo and Richard C. Lowe each were not timely in the filing of one Form 4 relating to the grant of stock options.

PROPOSAL TO APPROVE THE YOUNG BROADCASTING INC. ANNUAL INCENTIVE PLAN

        On November 6, 2002, the Compensation Committee and the full Board of Directors of the Company approved the new Young Broadcasting Inc. Annual Incentive Plan ("AIP"), in the form attached hereto as Annex B, and directed that such AIP be submitted to the Company's stockholders for their approval. The AIP became effective as of January 1, 2003 (subject to the approval of the Company's stockholders at the 2003 annual meeting) and replaced the annual incentive program utilized by the Company since 1997. The purpose of the AIP is to enable the Company to retain and attract executives who contribute to its success by their ability, ingenuity and industry. The specific objectives of the AIP are to establish direct links between performance achievement and earned awards, to provide awards that are commensurate with the achievement of specific operating results and encourage and reward team effort toward achievement of the corporate performance goals.

        The AIP is being submitted for stockholder approval to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) prohibits a company from taking a federal income tax deduction for compensation paid in excess of $1 million to an employee defined in Section 162(m) as a "covered employee." This limit on deductibility does not apply to compensation defined in Section 162(m) as "qualified performance-based compensation" so long as certain criteria are met, including stockholder approval of the plan under which the compensation is paid. The description of the AIP below is subject in its entirety to the actual terms of the AIP as set forth in Annex B hereto.

        The AIP is administered by a committee (the "Committee") appointed by the Board of Directors. The Committee is comprised of two or more directors of the Company all of whom are "outside directors" as defined for purposes of regulations issued under Section 162(m) of the Code.

        Participation in the AIP is limited to key employees selected by the Committee. In general, key employees are those employees who have principal responsibility for, or who contribute substantially to, the management efficiency or financial success of the Company. The Committee will select the key employees who will participate in the plan for a fiscal year within the first ninety (90) days of such fiscal year. If an employee is hired or promoted to a position which warrants participation in the AIP after the first day of the fiscal year, the Committee may designate the employee for participation within ninety (90) days of his or her hiring or promotion but not later than the elapse of 25% of the remainder of such fiscal year after such hiring or promotion.

        Under the AIP, a "Bonus Pool" will be established each fiscal year in an amount equal to 5% of the Company's operating cash flow. Generally, operating cash flow is comprised of operating income plus depreciation, amortization and non-cash compensation less payments for program license rights as reported on the Company's consolidated statement of income (or any comparable statement, however designated). Operating cash flow is more specifically defined in the AIP. Under the AIP, "operating cash flow" for each year shall be determined by the independent certified public accountants of the Company, and reported to the Committee.

        The annual Bonus Pool will be allocated among the participating key employees in proportion to their respective target bonus opportunity for the fiscal year. No participant may receive more than 25% of the Bonus Pool (for any fiscal year).

        A participant's target bonus opportunity will be the target bonus opportunity specified in his or her employment agreement in effect as of the first day of the fiscal year if the participant has an employment agreement that specified a target bonus opportunity. The target bonus opportunity for all other participating key employees will be determined by the Committee during the first 90 days of the fiscal year (or, if later, by the date the employee is designated as a participant). Each participant's target bonus opportunity is expressed as a dollar amount determined by multiplying his or her base salary as of the first day of the fiscal year (or the date the employee is designated as a participant, if later) by the participant's target bonus opportunity percentage set forth in his or employment agreement or determined by the Committee, as applicable.

        Each participant's maximum percentage interest in the Bonus Pool for a fiscal year will be fixed at the beginning of the year. If an employee is first designated as a participant after the first day of the fiscal year, his or her maximum percentage will be fixed on the date of such designation. Once a participant's maximum percentage of the Bonus Pool for a fiscal year is fixed, it may be subsequently reduced but it may not be increased. A participant's maximum percentage of the Bonus Pool represents the maximum bonus that the executive may receive under the AIP for the fiscal year.

        As soon as feasible after the close of each fiscal year, the Company's independent certified public accountants will determine and report to the Committee the amount of the Company's operating cash flow for such fiscal year and the Committee will certify the maximum award amount that may be paid to each participant for such fiscal year.

        The Committee will have absolute discretion to reduce the amount of the award payable to any participant for any fiscal year (including a reduction to zero), based on such criteria, factors and measures as the Committee in its sole discretion may determine; provided, however, that a participant's award may not exceed the maximum award amount certified by the Committee. The reduction in the amount of any award payable to any participant (including a reduction to zero) will not affect the maximum award payable to any other participant for that fiscal year.

        In general, a participant will not be entitled to receive an award for a fiscal year if the participant's employment terminates during the fiscal year. The Committee may, however, in its absolute discretion, authorize the payment of an award to a terminated participant in an amount determined by the Committee, which may not to exceed the participant's maximum award amount for the fiscal year.

        The Committee will determine the amount of the award to be paid to each participant as soon as administratively practicable after the end of the fiscal year but not later than 90 days after the end of such fiscal year. Awards will be paid in cash as soon as administratively practicable after the Committee determines the amount to be paid, but not later than 90 days after the end of the fiscal year.

        The Company may withhold from the awards payable to any participant all appropriate deductions for employee benefits, if applicable, and the amounts necessary for the Company to satisfy its minimum required withholding obligations under Federal, state and local income and employment tax laws.

        Awards under the AIP will not be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same will be void. If any participant or any other person entitled to payment under the AIP should attempt to alienate, assign, pledge or charge any benefit under the AIP, then such benefit shall, in the discretion of the Committee, cease. If a participant dies before any payment to which he or she is entitled is paid, rights to payment will pass by will or the laws of descent and distribution in the following order: (i) to beneficiaries so designated by the participant; (ii) to the participant's legal representative; and (iii) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the participant were living.

        The Company will bear the entire expense of administering the AIP.

        The Company's Board of Directors may amend or terminate the AIP in its discretion, provided that stockholder approval is required if there is a change in the employees eligible to participate in the AIP.

        Amounts payable under the AIP for fiscal 2003 cannot be determined because the results depend on the Company's 2003 operating cash flow and on individual performance during the year.

        The Board of Directors recommends a vote FOR approval of the Young Broadcasting Inc. Annual Incentive Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Company's Board of Directors has, based on the recommendation of the Audit Committee, appointed Ernst & Young LLP as the Company's independent auditors for the 2003 fiscal year. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment. If the stockholders do not ratify the appointment of Ernst & Young LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

        Audit Fees.    Fees paid by the Company to Ernst & Young LLP for audit services totaled approximately $861,000 in 2002 and approximately $662,000 in 2001, including fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q.

        Audit-Related Fees.    Fees paid by the Company to Ernst & Young LLP for audit-related services totaled approximately $148,000 in 2002 and approximately $33,000 in 2001. Audit-related services principally include services related to the sale of a television station and benefit plan audits.

        Tax Fees.    Fees paid by the Company to Ernst & Young LLP for tax services, including tax compliance, tax advice and tax planning, totaled approximately $800,000 in 2002 and $324,000 in 2001.

        All Other Fees.    No other services were provided to the Company by Ernst & Young LLP during 2002 and 2001.

        Ratification of Appointment. A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as our independent auditors. A representative of Ernst & Young LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

        The Board of Directors recommends a vote FOR ratification of the appointment of
Ernst & Young LLP.

ANNUAL REPORT

        The Company's 2002 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. The Company will provide without charge to each of its stockholders, upon the written request of any such stockholders, a copy of its Annual Report on Form 10-K for the year ended December 31, 2002, exclusive of exhibits. Written requests for such Form 10-K should be sent to James A. Morgan, Secretary, Young Broadcasting Inc., 599 Lexington Avenue, New York, New York 10022.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2004 STOCKHOLDER PROPOSALS

        Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for the 2004 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than December 5, 2003.

By Order of the Board of Directors,

JAMES A. MORGAN Secretary

April 4, 2003

ANNEX A

AUDIT COMMITTEE CHARTER
YOUNG BROADCASTING INC.

        There shall be an Audit Committee (the Committee), consisting of at least three Directors. Each member of the Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc. The Committee will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process and the company's process for monitoring compliance with laws, regulations and the company's code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors.

A.
General Responsibilities

        In carrying out its responsibilities, the Committee shall:

  1.
  Maintain open communications with the internal auditors, the independent accountants, management and the Board of Directors.

  2.
  Report Committee actions to the full Board of Directors and make appropriate recommendations.

  3.
  In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants or other experts to assist in the conduct of any such investigations.

  4.
  Meet at least four times each year, or more frequently as circumstances require. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee should develop in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

  5.
  Prepare or cause to be prepared all reports and disclosures, including the disclosure required by the Securities and Exchange Commission to be included in the Company's annual Proxy Statement, and take any other actions required of the Committee by law, applicable regulations, or as requested by the Board of Directors.

  6.
  Meet with the Company's independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

  7.
  Review and reassess the adequacy of the Committee's Charter annually. The Chairman of the Committee shall have primary responsibility for such review and reassessment and shall cause the results of such review and reassessment to be recorded in the minutes of the Committee.

  8.
  Require the independent accountants to review the financial information included in the Company's interim financial statements before the Company files its quarterly reports with the Securities and Exchange Commission.

  9.
  Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by management or the independent accountants.

  10.
  Review with management and the independent auditors any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible.

  11.
  Review the adequacy of the Company's internal controls.

  12.
  Review periodically with the Company's counsel any legal and regulatory matters that may have a material effect on the Company's financial statements, operations, compliance policies and programs.

  13.
  Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

B.
Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

        In carrying out its responsibilities, the Committee shall:

  1.
  Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Committee will also review and approve fees paid to the independent accountants and review and approve dismissal of the independent accountants.

  2.
  Review and approve requests for any significant management consulting engagements to be performed by the independent accountants.

  3.
  Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

  4.
  Ensure the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants; and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants' independence.

  5.
  Review the experience and qualifications of key members of the independent accountants and the independent accountant's quality control procedures.

C.
Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Financial Statements

        The Committee shall:

  1.
  Request the independent accountants to confirm that they are accountable to the Board of Directors and the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

  2.
  Review with management significant risks and exposures identified by management and management's steps to minimize them.

  3.
  Review the scope of the internal and external audits with the Chief Financial Officer and the independent accountants.

  4.
  Review with management, the independent accountants and the Chief Financial Officer:

  (a)
  The Company's internal controls, including computerized information system controls and security; and

  (b)
  Any significant findings and recommendations made by the independent accountants or internal audit.

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  5.
  After the completion of the annual audit examination, review with management and the independent accountants:

  (a)
  The Company's annual financial statements and related footnotes.

  (b)
  The independent accountants audit of and report on the financial statements

  (c)
  The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

  (d)
  Any significant difficulties or disputes with management encountered during the course of the audit.

  (e)
  Any material financial arrangements of the Company that do not appear on the financial statements of the Company.

  (f)
  Any transaction with parties related to the Company.

  (g)
  Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards (GAAS) require the auditors to discuss with the Committee.

  6.
  Review with management:

  (a)
  Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

  (b)
  Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

  (c)
  The internal audit department's budget and staffing.

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ANNEX B

YOUNG BROADCASTING INC.
ANNUAL INCENTIVE PLAN

1.
NAME AND GENERAL PURPOSE

        The name of this plan is the Young Broadcasting Inc. Annual Incentive Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable the Company (as hereinafter defined) to retain and attract executives who contribute to its success by their ability, ingenuity and industry. The specific objectives of the Plan are to establish direct links between performance achievement and earned awards, to provide awards that are commensurate with the achievement of the specific operating results and encourage and reward team effort toward achievement of the corporate performance goals.

2.
DEFINITIONS

        (a) "Awards"—has the meaning specified in Section 4 hereof.

        (b) "Board"—means the Board of Directors of the Company.

        (c) "Bonus Pool"—means, for any Year, 5% of the Operating Cash Flow for such Year.

        (d) "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized

        (e) "Committee"—means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office then the functions of the Committee specified in the Plan shall be exercised by the non-employee members of the Board.

        (f) "Company"—means Young Broadcasting Inc., a Delaware corporation.

        (g) "Consolidated Interest Expense"—means, with respect to any period, the sum of (i) the interest expense of the Company and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

        (h) "Consolidated Net Income"—means, with respect to any period, the net income (or loss) of the Company and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its subsidiaries allocable to interests in unconsolidated Persons or except to the extent of the amount of dividends or distributions actually paid to the Company or its subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, or (v) the net income of any subsidiary to the extent that the declaration of dividends or similar distributions by that subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that subsidiary or its stockholders.

        (i) "Film Contracts"—means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

        (j) "GAAP"—means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the effective date of this Plan.

        (k) "Operating Cash Flow"—means, with respect to any period, the Consolidated Net Income of the Company and its subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

        (l) "Participant"—means a key employee of the Company who is selected by the Committee to participate in the Plan from among persons who in the judgment of the Committee are key employees of the Company. In general, key employees are those employees who have principal responsibility for, or who contribute substantially to, the management efficiency or financial success of the Company. The Committee shall designate the Participants for a Year within the first ninety (90) days of such Year or, in the case of an employee who is hired or promoted to a position which warrants the employee becoming a Participant after the first day of the Year, within ninety (90) days of such hiring or promotion but not later than the elapse of 25% of the remainder of such Year after such hiring or promotion.

        (m) "Person"—means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        (n) "Target Bonus Opportunity"—means for any Participant for a Year (i) the target bonus specified in the Participant's employment agreement with the Company for such Year based on the Participant's base salary in effect on the first day of such Year, or (ii) if the Participant does not have an employment agreement as of the first day of such Year, the percentage of such Participant's base salary in effect on the first day of such Year (or such later date as such person is designated as a Participant) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Participant).

        (o) "Year"—means the fiscal year of the Company.

3.
ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee appointed by the Board. The Committee shall be comprised of two or more directors of the Company all of whom are "outside directors" as defined for purposes of regulations issued under Section 162(m) of the Internal Revenue Code, as amended (the "Code"). The Committee members shall serve at the pleasure of the Board.

2

4.
DETERMINATION OF AWARD AMOUNTS FOR ANY YEAR

        (a) The maximum Award any Participant shall receive for any Year shall equal the Bonus Pool multiplied by a fraction the numerator of which is the Participant's Target Bonus Opportunity for such Year and the denominator of which is the sum of the Target Bonus Opportunity of all Participants for such Year. Notwithstanding the foregoing, if the fraction determined in the preceding sentence for any Participant exceeds 25%, the Participant's Target Bonus Opportunity for such Year shall be reduced until the fraction does not exceed 25%.

        (b) As soon as feasible after the close of each year, the independent certified public accountants of the Company shall determine and report the Operating Cash Flow for such Year and the Committee shall certify the maximum Award payable to each Participant for such Year.

        (c) The Committee shall have absolute discretion to reduce the amount of the Award payable to any Participant for any Year (or decide not to pay any Award to the Participant for such Year) based on such criteria, factors and measures as the Committee in its sole discretion may determine; provided, however, that a Participant's Award shall not exceed the maximum Award determined in (a) above and certified by the Committee in (b) above. The reduction of the Award payable to any Participant (or the decision of the Committee not to pay an Award to a Participant for a Year) shall not affect the maximum Award payable to any other Participant for such Year.

        (d) If a Participant's employment terminates during the Year the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Award to such Participant in accordance with the foregoing provisions of this Section 4 and in the absence of such determination by the Committee the Participant shall receive no Award for such Year.

        (e) The Committee shall determine the amount of the Award payable to each Participant as soon as administratively practicable after the end of each Year but not later than 90 days after the end of such Year.

5.
METHOD AND TIME OF PAYMENT OF AWARDS

        (a) Awards shall be paid in cash as soon as administratively practicable after the Committee determines the amount of the Award under Section 4 but not later than 90 days after the end of such Year.

6.
CODE SECTION 162(m).

        It is the intent of the Company that Awards satisfy, and this Plan be interpreted in a manner that satisfies, the applicable requirements of Code Section 162(m) and the regulations issued thereunder so that the Company's tax deduction for the payment of Awards is not disallowed in whole or in part by operation of Code Section 162(m). If any provision of this Plan or of any Award would otherwise frustrate or conflict with such intent, that provision shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any irreconcilable conflict with such intent, such provision shall be deemed void.

7.
NON-ALIENATION OF BENEFITS

        Except as herein specifically provided, no right or unpaid benefit under this Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or person entitled to the benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease. Notwithstanding the foregoing, rights and benefits hereunder shall pass by will or the laws of descent and distribution in the following order: (i) to beneficiaries so designated by the Participant; if none, then (ii) to a legal representative of the Participant; if none, then (iii) to the persons entitled thereto as determined by a court of competent jurisdiction. Awards so passing shall be made at such times and in such manner as if the Participant were living.

3

8.
WITHHOLDING OR DEDUCTION FOR TAXES

        The Company may withhold from the Awards payable to any Participant all appropriate deductions for employee benefits, if applicable, and the amounts necessary for the Company to satisfy its minimum required withholding obligations under Federal, state and local income and employment tax laws.

9.
ADMINISTRATION EXPENSES

        The entire expense of administering this Plan shall be borne by the Company.

10.
GENERAL CONDITIONS

        (b) The Board in its discretion may from time to time amend, suspend or terminate any or all of the provisions of this Plan, provided that the Board may not make any amendment which changes the class of employees eligible to Participate in the Plan or otherwise materially affects the provisions of Sections 4 of the Plan without the consent and approval of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote thereon. The foregoing provisions shall not be construed to prevent the Committee from exercising its discretion, or to limit such discretion, to reduce the amount of the Awards payable in accordance with the provisions of Section 4(c) and (d) or otherwise to exercise any discretion to the extent expressly authorized hereunder.

        (c) Nothing contained in the Plan shall prohibit the Company from establishing incentive compensation arrangements in addition to this Plan. Payments made under any such separate arrangements shall not be included in or considered a part of the maximum amount available for Awards under the Plan. In the discretion of the Committee, employees shall be eligible to participate in such other arrangements, as well as the Plan, in the same Year.

        (d) Nothing in this Plan shall be deemed to limit in any way the right of the Company to terminate a Participant's employment with the Company at any time.

        (e) The Committee may promulgate rules and regulations relating to the administration and interpretation of, and procedures under, the Plan. The Committee may construe and interpret the Plan and any rules and regulations promulgated thereunder, and may correct any defect or supply any omission or reconcile any inconsistency therein. Any decision or action taken by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

        (f) No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member or by any officer, agent or employee, nor for anything done or omitted to be done by such Director except in circumstances involving actual bad faith.

11.
EFFECTIVE DATES

        The Plan shall be effective for periods beginning on or after January 1, 2003, subject to the approval of Plan at the Company's 2003 Annual Stockholders Meeting by the holders of a majority of the voting power of the shares of the Company's Class A Common Stock and Class B Common Stock, voting together as one class, that are present in person or by proxy at the 2003 Annual Stockholders Meeting. No Awards may be granted under the Plan after December 31, 2007, or such earlier expiration date as may be designated by resolution of the Board.

4

ANNUAL MEETING OF STOCKHOLDERS OF

YOUNG BROADCASTING INC.

May 6, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

        THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.
Election of Directors

NOMINEES
☐	FOR ALL NOMINEES	O	Bernard F. Curry
		O	Alfred J. Hickey, Jr.
☐	WITHHOLD AUTHORITY	O	Ronald J. Kwasnick
	FOR ALL NOMINEES	O	David C. Lee
		O	Leif Lomo
☐	FOR ALL EXCEPT	O	Richard C. Lowe
	(See instructions below)	O	James A. Morgan
		O	Adam Young
		O	Vincent J. Young
		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the Young Broadcasting Inc. Annual Incentive Plan.	☐	☐	☐
3.	Selection of Ernst & Young LLP as Independent Auditors.	☐	☐	☐

INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:    This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

YOUNG BROADCASTING INC.
599 LEXINGTON AVENUE
NEW YORK, NEW YORK 10022
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Vincent J. Young and James A. Morgan, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Class ACommon Stock and Class B Common Stock of the undersigned at the 2003 Annual Meeting of Stockholders of Young Broadcasting Inc., to be held at the offices of WBAY-TV, 115 S. Jefferson Street, Green Bay, Wisconsin 54301, at 9:00 a.m., local time, on Tuesday, May 6, 2003, and at any adjournments or postponements thereof.

        WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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YOUNG BROADCASTING INC.
ELECTION OF DIRECTORS